As filed with the Securities and Exchange Commission on June 29, 2023.

Registration No. 333-260565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 16

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intensity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-1488089
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

61 Wilton Road, 3rd Floor
Westport, CT 06880
Telephone: (203) 221-7381
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis H. Bender
Chief Executive Officer
61 Wilton Road, 3rd Floor
Westport, CT 06880
Telephone: (203) 221-7381
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq. Daniel L. Woodard, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 Telephone: (212) 547-5400	Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, New York 10022 Telephone: (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 16 to the Registration Statement on Form S-1 of Intensity Therapeutics, Inc. (the “Company”) (File No. 333-260565) is being filed as an exhibit-only filing solely to file the Opinion of McDermott Will & Emery LLP and amended Filing Fee Table. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Exhibit
1.1+	Form of Underwriting Agreement
3.1+	Certificate of Incorporation of the Registrant, as currently in effect
3.2+	Certificate of Amendment to Certificate of Incorporation of the Registrant, as currently in effect
3.3+	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of the offering
3.4+	By-Laws of the Registrant, as currently in effect
3.5+	Form of Amended and Restated By-Laws of the Registrant, to be in effect immediately prior to the completion of the offering
4.1+	Specimen Common Stock Certificate evidencing the shares of Common Stock
4.2+	Form of Underwriter Warrant
5.1	Opinion of McDermott Will & Emery LLP
10.1+	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers.
10.2+#	2013 Stock and Option Plan, as amended
10.3+#	2021 Equity Incentive Plan
10.4+#	Amended and Restated Employment Agreement between the Registrant and Lewis H. Bender
10.5+#	Employment Agreement, dated June 21, 2019, between the Registrant and Rebecca “Peggi” Drain
10.6+#	Consulting Services Agreement, dated August 20, 2022, between the Registrant and Rebecca Drain
10.7+#	Employment Agreement, dated August 25, 2014, between the Registrant and Ian B. Walters
10.8+†	Clinical Trial Collaboration and Supply Agreement, dated April 13, 2020, between the Registrant and Bristol-Myers Squibb Company
10.9+†	Clinical Trial Collaboration and Supply Agreement, dated June 21, 2019, between the Registrant and MSD International GmbH
10.10+†	Material Transfer and Collaboration Agreement, dated March 18, 2021, between the Registrant and Ontario Institute for Cancer Research, Ottawa Hospital Research Institute and Dr. Angel Arnaout
10.11+	Westport Lease Agreement
10.12+	First Amendment to Westport Lease Agreement
10.13+	Second Amendment to Westport Lease Agreement
10.14+	Westport Lease Modification/Termination Agreement
10.15#+	Employment Agreement, dated June 20, 2023, between Registrant and John Wesolowski
21.1+	List of Subsidiaries of the Registrant
23.1+	Consent of Independent Registered Public Accounting Firm
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
107	Filing Fee table

+	Previously filed
†	Certain information has been excluded from the exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.
#	Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, CT on the 29th day of June, 2023.

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	President and Chief Executive Officer, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 29th day of June, 2023.

Signature	Title
/s/ Lewis H. Bender	President and Chief Executive Officer, Chairman
Lewis H. Bender	(Principal Executive Officer)
/s/ John Wesolowski	Interim Chief Financial Officer, Principal Accounting Officer and Controller
John Wesolowski	(Principal Financial Officer and Principal Accounting Officer)
/s/ Daniel Donovan	Director
Mr. Daniel Donovan
*	Director
Dr. Emer Leahy
*	Director
Dr. Mark A. Goldberg

*By:	/s/ Lewis H. Bender
Lewis H. Bender
Attorney-in-Fact

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